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                                                                   EXHIBIT 10.16

ORACLE

                          BUSINESS ALLIANCE AGREEMENT

This Business Alliance Agreement (the "Agreement") is between Oracle Corporation with its principal place of business at 500 Oracle Parkway, Redwood City, California 94065 ("Oracle") and KPMG Peat Marwick LLP with its principal place of business at 1 Radner 100 Matsonford Suite 500 Radner, PA 19087 ("KPMG"). The terms of this Agreement shall apply to each Program license granted and to all services provided by Oracle under this Agreement. When completed and executed by both parties, an Order Form shall evidence the Program licenses granted and the services that are to be provided.

1.   DEFINITIONS

1.1 "CLIENT" shall mean a third party who has acquired Programs through KPMG under this Agreement for such party's own internal business purposes and not for purposes of any further distribution.

1.2 "COMMENCEMENT DATE" shall mean the date on which the Programs are delivered by Oracle to KPMG or Client, or if no delivery is necessary, the Effective Date set forth on the relevant Order Form.

1.3 "DESIGNATED SYSTEM" shall mean the computer hardware and operating system(s) designated on the relevant Order Form for use in accordance with the Marketing Support License.

1.4 "GSA SCHEDULE" shall mean Oracle's General Services Administration Schedule in effect at the time KPMG places an order for services or Programs under which federal agency Clients of KPMG have the right to acquire Programs.

1.5 "INTEGRATED SYSTEM" shall mean the hardware and software products having Value-Added which are developed, sold, and/or licensed with the Programs to a Client by KPMG to satisfy such Client's internal business requirements and objectives. The Integrated System shall be regarded as "Value-Added" if the following materials are provided as part of the Integrated System by
     KPMG: (a) non-Oracle developed software; (b) non-Oracle customized programming or customized consulting; or (c) computer products or components other than those developed by or for Oracle.

1.6 "ORACLE AGREEMENT" shall mean a standard Oracle Software License and Services Agreement or other existing Oracle license agreement executed by the applicable Client in a Pass-Through Transaction, subject to the terms of Section 2.4.

1.7 "ORDER" shall mean KPMG's nonexclusive right in a Pass-Through Transaction to submit a purchase order to Oracle for Oracle Programs and related services for use in the Territory only by the Client, subject to the terms of the Agreement.

1.8 "ORDER FORM" shall mean the document by which KPMG orders Program licenses and services, and which is agreed to by the parties. The Order Form shall reference the Effective Date of this Agreement.

1.9 "PASS-THROUGH TRANSACTION" shall mean a transaction whereby a Client acquires Programs and related services directly from Oracle in conjunction with and solely for use with KPMG's Integrated System and whereby KPMG pays to Oracle the applicable fees, subject to the terms of Section 2.4.

1.10 "PRICE LIST" shall mean Oracle's standard commercial fee schedule that is in effect when a Program license or services are ordered by KPMG.

1.11 "PROGRAM" shall mean the computer software in object code form owned or distributed by Oracle for which KPMG or Client is granted a license pursuant to this Agreement; the user guides and manuals for use of the software ("Documentation"); and Updates. "LIMITED PRODUCTION PROGRAMS" shall mean Programs not specified on the Price List or specified as Limited Production, Tier 3 or with special restrictions on the Price List.

1.12 "SUPPORTED PROGRAM LICENSE" shall mean a Marketing Support License for which KPMG has ordered Oracle Technical Support services for the relevant time period. "TECHNICAL SUPPORT" shall mean Program technical support services provided under Oracle's policies in effect on the date Technical Support is ordered.

1.13 "TERRITORY," unless otherwise specified in the Order Form, shall mean the United States.

1.14 "UPDATE(S)" shall mean subsequent releases of the Programs which are generally made available for Supported Program Licenses at no additional charge, other than media and handling charges. Updates shall not include any releases, options or future products which Oracle licenses separately.

1.15 "USER" unless otherwise specified in the Order Form, shall mean a specific individual employed by KPMG who is authorized by KPMG to use the Programs, regardless of whether the individual is actively using the Programs at any given time.

2.   LICENSES GRANTED

2.1  TRIAL LICENSES

     A. KPMG may order temporary trial licenses ("Trial Licenses") for its own internal evaluation purposes only and not for any development or prototype purposes for use during the period specified in the Order Form. Each Order Form for Trial Licenses shall clearly state the trial period and shall identify that the order is for a Trial License.

     B. KPMG shall be entitled to Order, as defined herein, at no charge, up to ten (10) temporary trial licenses for prospective Clients at any one time ("Client Trial Licenses"). Such Client Trial Licenses shall be for evaluation purposes only and shall be for a period not to exceed thirty
     (30) days. Each such Client Trial License Order by KPMG shall be delivered to Oracle with a standard Oracle Trial License Agreement executed by the prospective Client.
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2.2      MARKETING SUPPORT LICENSE

                  Oracle grants to KPMG a nonexclusive license to use the Programs solely on the Designated Systems as follows:

         A. to demonstrate the Programs to potential Clients solely in conjunction with the Integrated System, up to any applicable maximum number of designated Users (if any User limitation applies);

         B. to use the Programs to develop customized prototypes of the Integrated System for prospective Clients on the Designated System provided that KPMG does not receive any fees or compensation related to the development of such customized prototypes;

         C. to use the Documentation provided with the Programs in support of KPMG's authorized use of the Programs under this Section; and

         D. to copy the Programs for archival or backup purposes; no other copies shall be made without Oracle's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Programs are subject to the terms of this Agreement.

2.3      DEVELOPMENT LICENSE

         Oracle grants to KPMG a nonexclusive license to use, up to any applicable maximum number of designated Users (if any User limitation applies), and subject to Section 4.3, the Programs solely on the Designated Systems as follows:

         A. to use the Programs to develop customized prototypes of the Integrated System for prospective Clients on the Designated System;

         B. to demonstrate the Programs to potential Clients solely in conjunction with the Integrated System;

         C. to provide KPMG training to KPMG employees and to Clients solely in conjunction with the Integrated System;

         D. to use the Documentation provided with the Programs in support of KPMG's authorized use of the Programs; and

         E. to copy the Programs for archival or backup purposes; no other copies shall be made without Oracle's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Programs are subject to the terms of this Agreement.

2.4      DISTRIBUTION

         A. PASS-THROUGH TRANSACTIONS

         During the Term of this Agreement, Oracle and KPMG may engage in pass-through transactions (the "Pass-Through Transactions") whereby a Client acquires Programs and related services directly from Oracle in conjunction with and solely for use with KPMG's Integrated System, provided that (i) the Client executes an Oracle standard Software License and Services Agreement and an Oracle Order Form licensing the applicable Programs and/or services and KPMG pays to Oracle all fees according to Oracle's fees and policies in effect on the date that such Programs or services are ordered and according to the terms of the Agreement.

                  With respect to each Pass-Through Transaction, KPMG shall have the nonexclusive right to submit a purchase order to Oracle for Oracle Programs and related services for use in the Territory only by the Client (an "Order"). Oracle may accept or refuse any Order. Each Order shall specify the applicable Client, Programs, maximum number of Users, computer/operating system configuration, fees, shipping location, and any other information reasonably required by Oracle for processing the order. With each such Order, KPMG shall submit a standard Oracle Software License and Services Agreement and an Oracle Order Form executed by the Client which specifies that the Programs and/or services are licensed under the terms of the Oracle Agreement, or, upon written confirmation of Oracle, reference on an Order that the Programs will be licensed to the Client subject to an existing license agreement in effect between the Client and Oracle (the "Oracle Agreement"); provided, however, that if the Client is a federal agency which has the right to acquire the Programs under Oracle's General Services Administration Schedule (the "GSA Schedule"), a written agreement binding the use of the Program license solely to the terms of the GSA Schedule shall be deemed to be the applicable Oracle Agreement. For Orders which only include shrinkwrapped Oracle Programs, the Oracle Agreement may consist of an executed written obligation by Client to use the Programs under the terms of the Oracle shrinkwrap license agreement.

                  Oracle will not accept any Orders or deliver any Programs under any Order without having first received an executed Oracle Agreement and Oracle Order Form executed by the Client.

                  If the Order specifies that the Programs are to be delivered to KPMG, KPMG shall have the right to redeliver the Programs only as originally packaged by Oracle to the applicable Client. KPMG agrees that all Programs and services specified in the Orders submitted to Oracle hereunder shall be deemed to be licensed by Oracle to the Client under the terms and conditions of the Oracle Agreement.

         B. MARKETING/DISTRIBUTION PRACTICES

                  In marketing and distributing the Programs, KPMG shall:

         1. Not engage in any practices that are deceptive, misleading, illegal, or unethical or that KPMG knows may be detrimental to Oracle or to the Programs;

         2. Not make any representations, warranties, or guarantees to Clients concerning the Programs that are inconsistent with or in addition to those made in this Agreement or the Oracle Agreement; and

         3. Comply with all applicable federal, state, and local laws and regulations in performing its duties with respect to the Programs, including all export obligations and restrictions.




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2.5 ACCEPTANCE OF PROGRAMS

       For each Program license for which delivery from Oracle is required under this Agreement, KPMG or Client shall have a 15 day Acceptance Period beginning on the Commencement Date, in which to evaluate the Program. During the Acceptance Period (or such other period as may be expressly specified in the applicable Order), KPMG may cancel the license by giving written notice to Oracle and returning the Program in accordance with Section 6.6 below. Unless such cancellation notice is given, the license will be deemed to have been accepted by KPMG and Client at the end of the Acceptance Period.

2.6 LIMITATIONS ON USE

       KPMG shall not use or duplicate the Programs (including the Documentation) for any purpose other than as specified in the Agreement or make the Programs available to unauthorized third parties. KPMG may not use the Programs for the processing of internal administrative data or customer data. KPMG shall not rent, electronically distribute, or timeshare the Programs or market the Programs by interactive cable or remote processing services or otherwise distribute the Programs other than as specified in this Agreement. KPMG agrees not to cause or permit the reverse engineering, disassembly, or decompilation of the Programs. KPMG shall not copy or use the Programs (including the Documentation) except as otherwise specified in this Agreement.

2.7 TITLE

       Oracle shall retain all title, copyright, and other proprietary rights in the Programs and any modifications or translations thereof. KPMG and its Clients do not acquire any rights in the Programs other than those expressly specified in this Agreement.

2.8 TRANSFER OF PROGRAMS

       Except as otherwise specified in the Order Form, a Marketing Support License may be transferred only within the United States to another computer system of like configuration (same model and operating system), or the Designated System may be transferred to another location within KPMG's organization, upon written notice to Oracle. All other transfers, including transfer of a Program license outside the United States, shall be permitted only with Oracle's prior written consent and shall be subject to Oracle's standard transfer fees and policies in effect at the time of the transfer.

3.  TECHNICAL SERVICES

3.1 TECHNICAL SUPPORT SERVICES FOR PROGRAMS ORDERED PURSUANT TO THE MARKETING SUPPORT LICENSE

       Technical Support services ordered by KPMG for the Marketing Support license will be provided under Oracle's Technical Support policies in effect on the date Technical Support is ordered, subject to the payment by KPMG of the applicable fees. At KPMG's request Oracle will provide remote assistance in the installation of each Supported Program License. Reinstatement of lapsed Technical Support services is subject to Oracle's Technical Support reinstatement fees in effect on the date Technical Support is reinstated. Limited Production Programs and pre-production releases of Programs may not be eligible for standard Technical Support services; KPMG may obtain Technical Support services for Limited Production Programs on a time and materials basis at Oracle's time and materials rates in effect at the time the services are ordered.

3.1 TRAINING SERVICES

       Oracle will provide training services agreed to by the parties under the terms of this Agreement.

3.2 INCIDENTAL EXPENSES

       For any on site services requested by KPMG, KPMG shall reimburse Oracle for actual, reasonable travel and out-of-pocket expenses incurred.

4. FEES AND PAYMENTS

4.1 MARKETING SUPPORT LICENSE FEES

       During the Term, KPMG shall have the right to order Programs for use according to the Marketing Support License at no charge to KPMG.

4.2 TECHNICAL SUPPORT FEES FOR MARKETING SUPPORT LICENSE PROGRAMS

       In consideration for Technical Support services for Programs licensed pursuant to the Marketing Support License, KPMG shall pay to Oracle the list price for such services as set forth in the Price List in effect at the time such services are ordered, discounted by fifty percent (50%).

4.3 DEVELOPMENT LICENSE FEES

       KPMG may order Development Licenses at the standard Program license fees set forth in the Price List.

4.4 TECHNICAL SUPPORT FEES FOR DEVELOPMENT LICENSES

       Oracle shall provide Technical Support services ordered by KPMG under Oracle's Technical Support policies in effect on the date Technical Support is ordered, subject to the payment by KPMG of the applicable fees. Reinstatement of lapsed Technical Support services is subject to Oracle's Technical Support reinstatement fees in effect on the date Technical Support is re-ordered. KPMG may obtain Technical Support services for Limited Production Programs and pre-production releases of Programs on a time and materials basis.

4.5 DISCOUNTS FOR ORDERS

    A. PROGRAMS

       During the Term, KPMG may order production release versions of Oracle off-the-shelf Programs (except CBT Programs) listed on the Price List and available in production release on the applicable Designated System as of the Effective Date of this Agreement. The license fee for any single Order for Programs for distribution to a Client shall be equal to Oracle's license fees listed on the Price List in effect when the order is placed, discounted by thirty-five percent (35%).


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
B.   TECHNICAL SUPPORT FOR PROGRAMS ORDERED BY KPMG FOR CLIENTS

          A Client may obtain Oracle annual Technical Support services for Programs licensed pursuant to an Order within the United States under Oracle's Technical Support fees and policies in effect when such services are ordered.

          KPMG shall only offer Oracle annual Technical Support services for the first year of Technical Support for a Program licensed pursuant to an Order. KPMG shall only offer Oracle annual Technical Support services to Clients provided that:

     1. KPMG orders the Programs as specified in this Agreement at the same time that it orders Technical Support services;

     2. KPMG pays Oracle all fees for the applicable Programs and all applicable Technical Support fees as set forth herein as provided under this Agreement;

     3. All net Technical Support fees represent new Technical Support revenue to Oracle.

          Unless otherwise quoted or approved by Oracle, the Technical Support fees payable by KPMG as provided above shall be at Oracle's standard rates for such services as set forth in the Price List in effect at the time the Technical Support services are ordered, discounted by ten percent (10%).

     C. DOCUMENTATION

          During the Term of this Agreement, KPMG may order additional Documentation for distribution to Clients at Oracle's fees listed on the Price List in effect when each order is placed, less the Discount Percentage corresponding to the net List Price of Documentation for a single order.

     List Price of
     Documentation                          Discount
     (Single Order)                         Percentage
     ---------------------------            ----------
     $    0 -- $  499                       15%
     $  500 -- $  999                       20%
     $1,000 -- $1,499                       25%
     $1,500 -- $3,999                       30%
     $4,000 -- and over 35%

     D. CBT PROGRAMS

          During the Term, KPMG may order for distribution to Clients production release versions of Oracle off-the-self CBT Programs available in production release on the applicable Designated System as of the Effective Date of this Agreement and listed on the Price List in effect as of such date. The license fee for such CBT Programs shall be equal to Oracle's license fees listed on the Price List in effect when an Order is placed, discounted by the applicable Discount Percentage Rate specified below. The term "CBT Program" shall mean the Full Use Programs specified as Computer Based Training Products in the Price List on the Effective Date below.

          The Discount Percentage Rate for each CBT Program ordered for distribution to a Client shall be based on the net Cumulative CBT Program License Fees paid by KPMG to Oracle during the Term of the Agreement, as set forth below. The Cumulative CBT Program License Fees is an amount equal to the net sum of CBT Program License Fees paid by KPMG to Oracle during the Term of the Agreement. The Discount Percentage Rate shall not be applied retroactively to any Program licenses previously granted by Oracle.

     Cumulative CBT Program                       Discount
     Licenses Fees                                Percentage Rate
     --------------------------------             ---------------
     $      0 -- $ 50,000                         40%
     $ 50,001 -- $ 75,000                         45%
     $ 75,001 -- $100,000                         50%
     $100,001 -- and over                         55%

     The Cumulative CBT Program License Fees shall be reduced to zero at the beginning of each anniversary of the Effective Date of the Agreement (eg. at the end of the Term).

     E. TRAINING UNITS

          During the Term of this Agreement, KPMG shall have the right to offer and order Oracle Training Units for the training of Clients in the United States that are simultaneously ordering Programs from KPMG. KPMG shall have the right to order Oracle Training Units based on: (i) Oracle's fees listed on the Price List in effect when each order is placed, less the Training Discount Percentage corresponding to the net List Price of the Training Units ordered in a single order; or (ii) the applicable Training Unit Bundle Discount Percentage corresponding to a Single order of a Training Unit Bundle as set forth below. Each Training Unit may be used to acquire one (1) day instruction for one (1) Client employee at an Oracle Education Center in the U.S., exclusive of any attendee costs or expenses. Oracle standard Training Units acquired hereunder shall be valid for one
     (1) year from the date such Training Units are acquired. Training Units may be applied to acquire on-site Training services as provided under Oracle's training services policies and rates listed on the Price List in effect at the time such on-site training services are ordered.

     List Price of
     Training Units                            Training Discount
     (Single Order)                            Percentage
     ---------------------                     -----------------
     $      0 -- $ 25,000                       7%
     $ 25,001 -- $ 50,000                      17%
     $ 50,001 -- $ 75,000                      22%
     $ 75,001 -- $100,000                      27%
     $100,001 -- and over                      32%

     Training Units Bundies**                  Bundle Discount
     (Single Order)                            Percentage
     ------------------------                  ---------------
      10 Training Unit Bundle                    7%
      25 Training Unit Bundle                   14.2%
      50 Training Unit Bundle                   21.4%
     100 Training Unit Bundle                   28.5%

     **Only applicable if Programs are Ordered with Training Unit bundles.

4.6  GENERAL PAYMENT TERMS

          Except as otherwise provided herein, invoices invoices for payment of license fees shall be payable 30 days





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
         from the Commencement Date. Technical Support fees for Programs licensed pursuant to a Marketing Support License shall be payable annually in advance, net 30 days from the renewal date; such fees will be those listed on the Price List in effect at the time the Programs or services are ordered. Fees due by KPMG shall not be subject to set off for any claims against Oracle. All payments made shall be in United States currency and shall be made without deductions based on any taxes or withholdings, except where such deduction is based on gross income. All fees payable under this Agreement shall be noncancelable and the sums paid nonrefundable. The fees listed in this Agreement do not include taxes; if Oracle is required to pay sales, use, property, value-added, or other federal, state or local taxes based on the license granted under this Agreement or any Order Form, then such taxes shall be billed to and paid by KPMG; this shall not apply to taxes based on Oracle's income. KPMG agrees to pay applicable media and shipping charges.

               Also, on a case-by-case basis, KPMG may request from Oracle a different payment period than the payment period set forth above for a particular Client transaction. Oracle shall consider each such request in accordance with its business policies and practices.

5.       RECORDS

5.1      RECORDS INSPECTION

               KPMG shall maintain books and records in connection with activity under this Agreement. Oracle may, at its expense, audit the number of copies of Programs used or distributed by KPMG, the computers and operating systems on which the Programs are installed, and the number of Users using the Programs, upon reasonable advanced written notice to KPMG. Oracle may audit the relevant books and records of KPMG to ensure compliance with the terms of this Agreement. Any such audit shall be conducted during regular business hours at KPMG's offices upon reasonable advanced written notice and shall not interfere unreasonably with KPMG's business activities. If an audit reveals that KPMG has underpaid fees to Oracle, KPMG shall be invoiced for such underpaid fees based on the prices listed in the Price List in effect at the time the audit is completed. If the underpaid fees are in excess of five percent (5%), the KPMG shall pay Oracle's reasonable costs of conducting the audit. Audits shall be made no more than once annually.

5.2      NOTICE OF CLAIM

               KPMG will notify the Oracle legal department promptly in writing of: (a) Any claim or proceeding involving the Programs that comes to its attention; and (b) All claimed or suspected defects in the Programs; and (c) Any change of control and/or ownership of KPMG. Notice shall be sent to Oracle Legal Department, Attention Senior Corporate Counsel at 500 Oracle Parkway, MS 659507, Redwood Shores, CA 94065.

6.       TERM AND TERMINATION

6.1      TERM

               This Agreement shall become effective on the Effective Date of this Agreement and shall be valid for three (3) years from the Effective Date (the "Term") and shall remain in effect unless terminated as provided in the Agreement. Upon each anniversary of the Term, the parties shall have the option to renegotiate the fees and terms of the Agreement.

               Each Program license granted under this Agreement shall remain in effect perpetually (if not otherwise specified on the Order Form), unless a license is terminated as provided in Section 6.2 or 6.3 below.

6.2      TERMINATION BY KPMG

               KPMG may terminate any Program license or this Agreement at any time; however, termination shall not relieve KPMG's obligation to pay all fees that have accrued or that KPMG has agreed to pay under any Order Form, Order or other similar ordering document under this Agreement.

6.3      TERMINATION BY ORACLE

               Oracle may terminate any Program license granted to KPMG or this Agreement upon written notice if KPMG materially breaches this Agreement and fails to correct the breach within 30 days following written notice specifying the breach.

6.4      FORCE MAJEURE

               Neither party shall be liable to the other for failure or delay in the performance of a required obligation if such failure or delay is caused by strike, riot, fire, flood, natural disaster, or other similar cause beyond such party's control, provided that such party gives prompt written notice of such condition and resumes its performance as soon as possible, and provided further that the other party may terminate this Agreement if such condition continues for a period of one hundred eighty (180) days.

6.5      EFFECT OF TERMINATION

               Upon expiration or termination of this Agreement, all KPMG's rights to market, distribute, and use the Programs as set forth in this Agreement shall cease.

               The termination of this Agreement or any license shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall such termination relieve KPMG's obligation to pay all fees that have accrued or that KPMG has agreed to pay under any Order Form, Order or other similar ordering document under this Agreement, or Oracle's obligations under any such Order Form, Order, or other similar ordering document. The parties' rights and obligations under Sections 2.6, 2.7, 2.8 and Articles 5, 6, 7, and 8 shall survive termination of this Agreement.

6.6      RETURN OF PROGRAMS UPON TERMINATION

               If a license granted to KPMG under this Agreement expires or otherwise terminates, KPMG shall (a) cease using the applicable Programs, and (b) certify to Oracle within one month after expiration or termination that KPMG has destroyed or has returned to Oracle the Programs and all copies. This requirement applies to copies in all forms, partial and



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
     complete, in all types of media and computer memory, and whether or not modified or merged into other materials. Before returning Programs to Oracle, KPMG shall acquire a Return Material Authorization ("RMA") number from Oracle at (415) 506-1500.

7.   INDEMNITY, WARRANTIES, REMEDIES, LIMITATION OF LIABILITY

7.1  INFRINGEMENT INDEMNITY

          Oracle will defend and indemnify KPMG against a claim that Programs furnished and used within the scope of this Agreement infringe a United States copyright or patent, provided that: (a) KPMG notifies Oracle in writing within 30 days of the claim; (b) Oracle has sole control of the defense and all related settlement negotiations; and (c) KPMG provides Oracle with the assistance, information and authority necessary to perform Oracle's obligations under this paragraph. KPMG's failure to provide notice as set forth in (a) above shall relieve Oracle of its obligation to provide infringement indemnity under this section 7.1 only to the extent that Oracle is actually prejudiced by KPMG's failure to provide notice. Reasonable out-of-pocket expenses incurred by KPMG in providing such assistance will be reimbursed by Oracle.

          Oracle shall have no liability for any claim of infringement based on use of a superseded or altered release of Programs if the infringement would have been avoided by the use of a current unaltered release of the Programs that Oracle has provided to KPMG.

          In the event the Programs are held or are believed by Oracle to infringe, Oracle shall have the option, at its expense, to (a) modify the Programs to be noninfringing; (b) obtain for KPMG a license to continue using the Programs; or (c) terminate the license for the infringing Programs and refund the license fees paid for those Programs. THIS SECTION
     7.1 STATES ORACLE'S ENTIRE LIABILITY AND KPMG'S EXCLUSIVE REMEDY FOR INFRINGEMENT.

7.2  WARRANTIES AND DISCLAIMERS

     A.   PROGRAM WARRANTY

               Oracle warrants for a period of one year from the Commencement Date that each unmodified Program for which KPMG has a Supported Program License will perform the functions described in the Documentation provided by Oracle when operated on the Designated System.

     B.   MEDIA WARRANTY

               Oracle warrants the tapes, diskettes or other media to be free of defects in materials and workmanship under normal use for 90 days from the Commencement Date.

     C.   SERVICES WARRANTY

               Oracle warrants that its Technical Support and training services will be performed consistent with generally accepted industry standards. This warranty shall be valid for 90 days from performance of service.

     D.   DISCLAIMERS

               THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          ORACLE DOES NOT WARRANT THAT THE PROGRAMS WILL RUN PROPERLY ON ALL HARDWARE, THAT THE PROGRAMS WILL MEET REQUIREMENTS OF KPMG OR THE CLIENTS OR OPERATE IN THE COMBINATIONS WHICH MAY BE SELECTED FOR USE BY KPMG OR THE CLIENTS, THAT THE OPERATION OF THE PROGRAMS WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT ALL PROGRAM ERRORS WILL BE CORRECTED. LIMITED PRODUCTION PROGRAMS, PRE-PRODUCTION RELEASES OF PROGRAMS, AND COMPUTER-BASED TRAINING PRODUCTS ARE DISTRIBUTED "AS IS."

          KPMG shall not make any warranty on Oracle's behalf.

7.3  EXCLUSIVE REMEDIES

          For any breach of the warranties contained in Section 7.2 above, KPMG's exclusive remedy, and Oracle's entire liability, shall be:

     A.   FOR PROGRAMS

               The correction of Program errors that cause breach of the warranty, or if Oracle is unable to make the Program operate as warranted, KPMG shall be entitled to recover the fees paid to Oracle for the Program license or Update, as applicable.

     B.   FOR SERVICES

               The reperformance of the services, or if Oracle is unable to perform the services as warranted, KPMG shall be entitled to recover the fees paid to Oracle for the deficient services.

7.4  LIMITATION OF LIABILITY

          IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE PREVIOUS SENTENCE WITH RESPECT ONLY TO THE CLAIMANT'S CAUSE OF ACTION AGAINST KPMG FOR INFRINGEMENT WHICH RESULTS IN A FINAL JUDGEMENT OR AWARD (AFTER APPEALS), OR SETTLEMENT IN SUCH CLAIMANT'S FAVOR, AGAINST KPMG, FOR WHICH ORACLE IS LIABLE AT LAW OR UNDER THIS AGREEMENT TO INDEMNIFY KPMG, ORACLE AGREES TO INDEMNIFY KPMG UP TO THE FULL AMOUNT OF THE FINAL JUDGEMENT, AWARD, OR SETTLEMENT WITHOUT REGARD TO WHETHER DAMAGES ARE CLASSIFIED AS DIRECT, INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL. "CLAIMANT" AS USED HEREIN SHALL REFER TO PARTIES OTHER THAN KPMG. ORACLE'S LIABILITY FOR DAMAGES HEREUNDER, OTHER THAN LIABILITY PURSUANT TO SECTION 7.1, SHALL IN NO EVENT EXCEED THE AMOUNT OF FEES PAID BY KPMG UNDER THIS AGREEMENT, AND IF SUCH DAMAGES RESULT FROM KPMG'S USE OF THE PROGRAM OR SERVICES, SUCH LIABILITY SHALL BE LIMITED TO FEES PAID FOR THE RELEVANT PROGRAM OR SERVICES GIVING RISE TO THE LIABILITY.

         The provisions of this Article 7 allocate the risks under this Agreement between Oracle and KPMG. Oracle's pricing reflects this allocation of risk and the limitation of liability specified herein.

7.5  INDEMNIFICATION OF ORACLE

         KPMG will defend and indemnify Oracle against all claims and damages to Oracle arising from any use by KPMG or its Clients of any product not provided by Oracle but used in combination with the Programs if such claim would have been avoided by the exclusive use of the Programs.

7.6  EQUITABLE RELIEF

     KPMG acknowledges that any breach of its obligations with respect to proprietary rights of Oracle will cause Oracle irreparable injury for which there are inadequate remedies at law and that Oracle shall be entitled to seek equitable relief in addition to all other remedies available to it.

8.   GENERAL TERMS AND CONDITIONS

8.1  NONDISCLOSURE

         By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall be limited to the Programs, the terms and conditions of this Agreement, and all information clearly marked as confidential.

         A party's Confidential Information shall not include information which:
     (a) is or becomes a part of the public domain through no act or omission of the other party; or (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; or (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; (d) is independently developed by the other party; or (e) is disclosed under operation of law. KPMG shall have the right to disclose the results of benchmark tests to a prospective Client which is not a competitor of Oracle or use for evaluation purposes only if the prospective Client has executed a nondisclosure agreement with KPMG governing the results with terms equivalent to those set forth in this Section. Otherwise, results of benchmark tests run by KPMG may not be disclosed unless Oracle consents to such disclosure in writing.

         The parties agree, both during the term of this Agreement and for a period of two (2) years after termination of this Agreement and of all licenses granted hereunder, to hold each other's Confidential Information in confidence. The parties agree not to make each other's Confidential Information available in any form to any third party or to use each other's Confidential Information for any purposes other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the provisions of this Agreement.

8.2  TRADEMARKS

     "Oracle" and any other trademarks and service marks adopted by Oracle to identify the Programs and other Oracle products and services belong to Oracle; KPMG will have no rights in such marks except as expressly set forth herein and as specified in writing from time to time. KPMG's use of Oracle's trademarks shall be under Oracle's trademark policies and procedures in effect from time-to-time. KPMG agrees not to use the trademark "ORACLE," or any mark beginning with the letters "Ora," or any other mark likely to cause confusion with the trademark "ORACLE" as any portion of KPMG's tradename, trademark, or service mark for KPMG's products or services. KPMG shall have the right to use the trademark "ORACLE" and other Oracle trademarks solely to refer to Oracle's Programs, products and services.

     KPMG agrees with respect to each registered trademarks of Oracle, to include in each advertisement, brochure, or other such use of the trademark, the trademark symbol "circle R" and the following statement:

     ________ is a registered trademark of Oracle Corporation, Redwood City, California

     Unless otherwise notified in writing by Oracle, KPMG agrees, with respect to every other trademark of Oracle, to include in each advertisement, brochure, or other such use of the trademark, the symbol "TM" and the following statement:

     ________ is a trademark of Oracle Corporation, Redwood City, California

         KPMG shall not market the Oracle Programs in any way which implies that the Oracle Programs are the proprietary product of KPMG or of any party other than Oracle. Oracle shall not have any liability to KPMG for any claims made by third parties relating to KPMG's use of Oracle's trademarks.

8.3  RELATIONSHIPS BETWEEN PARTIES

         In all matters relating to this Agreement, KPMG will act as an independent contractor. The relationship between Oracle and KPMG is that of licensor/licensee. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, nor to represent the other party as agent, employee, franchisee, or in any other capacity. Nothing in this Agreement shall be construed to limit either party's right to independently develop or distribute software which is functionally similar to the other party's product, so long as proprietary information of the other party is not used in such development.

8.4  ASSIGNMENT

         KPMG may not assign or otherwise transfer any rights under this Agreement without Oracle's prior written consent.

8.5  NOTICE

         All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the first address listed in the relevant Order Form (if to KPMG) or to the Oracle address on the Order Form (if to Oracle).

                  To expedite order processing, KPMG agrees that Oracle may treat documents faxed by KPMG to Oracle as original documents; nevertheless, either party may require the other to exchange original signed documents.

                  Each party agrees to appoint a relationship manager to coordinate its respective activities pursuant to this Agreement. The relationship managers for the parties hereto are as follows:

         For KPMG:

         --------------------
         --------------------
         --------------------
         --------------------
         Telephone: (   )
                     --- --------
         Facsimile: (   )
                     --- --------

         For Oracle:

         --------------------
         Account Manager
         Oracle Corporation

         --------------------
         --------------------
         Telephone: (   )
                     --- --------
         Facsimile: (   )
                     --- --------

                  Oracle and KPMG may each change their appointed relationship managers upon written notification to the other party.

8.6      GOVERNING LAW/JURISDICTION

                  This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of California and shall be deemed to be executed in Redwood City, California. Any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court in San Francisco or San Mateo County, California. Oracle and KPMG agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

8.7      SEVERABILITY

                  In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.

8.8      EXPORT

                  KPMG agrees to comply fully with all relevant export laws and regulations of the United States to assure that neither the Programs, not any direct product thereof, are exported, directly or indirectly, in violation of United States law.

8.9      INHERENTLY DANGEROUS APPLICATIONS

                  The Programs are not specifically developed, or licensed for use in any nuclear, aviation, mass transit, or medical application or in any other inherently dangerous applications.

8.10     WAIVER

                  The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

8.12     ENTIRE AGREEMENT

                  This Agreement constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one and the same document. All terms and conditions of any KPMG purchase order or other ordering document shall be superseded by the terms and conditions of this Agreement.



The Effective Date of this Agreement shall be November 22, 1995.
                                              ------------------

EXECUTED BY KPMG PEAT MARWICK LLP     EXECUTED BY ORACLE CORPORATION:

Authorized Signature: /s/ JANE KAHN   Authorized Signature: /s/ SHERYL K. KUHNS
                     ---------------                       ---------------------
Name: Jane Kahn                       Name: Sheryl K. Kuhns
     -------------------------------       -------------------------------------
Title: Partner                        Title: RAS Manager
      ------------------------------        ------------------------------------

ORACLE
Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA 94065



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